                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported): March 15,1996

                                 BRE PROPERTIES, INC.



- - -------------------------------------------------------------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



       MARYLAND                     0-5305                    94-1722214
- - -----------------           ---------------------      ------------------------
 (STATE OR OTHER                 (COMMISSION               (I.R.S. EMPLOYER
  JURISDICTION OF                 FILE NUMBER)               IDENTIFICATION
   INCORPORATION                                                 NUMBER)
  OR ORGANIZATION)



     ONE MONTGOMERY STREET
    TELESIS TOWER, SUITE 2500
    SAN FRANCISCO, CALIFORNIA                                 94104-5525
- - ----------------------------------------               ------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)



                                    (415)445-6530
- - -------------------------------------------------------------------------------
                 (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS


      On March 15, 1996 (the "Effective Date"), BRE Properties, Inc., a Delaware corporation ("BRE"), and Real Estate Investment Trust of California, a California real estate investment trust ("RCT") concluded a series of transactions resulting in the merger of RCT with and into BRE (the "RCT Merger") in accordance with the terms and conditions of the Agreement and Plan of Merger, dated October 11, 1995, among BRE on behalf of itself and BRE Properties, Inc., a Maryland corporation and a wholly-owned subsidiary of BRE ("BRE Maryland"), RCT and Real Estate Investment Trust of Maryland, a Maryland real estate investment trust and a wholly-owned subsidiary of RCT, as amended (the "Merger Agreement"). The RCT Merger was unanimously approved by the boards of both companies and, on March 12, 1996, was approved by the requisite vote of the shareholders of BRE and RCT at the respective shareholders' meetings.

      Under the terms of the Merger Agreement, each share of beneficial interest of RCT ("RCT Merger Shares") issued and outstanding immediately prior to the RCT Merger was converted into the right to receive 0.57 of a share of the Class A Common Stock of BRE Delaware ("BRE Delaware Stock") in a tax-free transaction. In order to effect such conversion, 5,342,218 shares of the BRE Delaware Stock were issued to those persons who were holders of RCT Merger Shares (the "RCT Shareholders") immediately prior to the effectiveness of the RCT Merger. The aggregate market value on the Effective Date of the shares of BRE Delaware Stock issued pursuant to the RCT Merger was $189,648,739, based on the $35.50 per share closing price of the BRE Delaware Stock on the New York Stock Exchange on the Effective Date. As a result of the RCT
Merger, the former RCT Shareholders hold approximately 33% of the combined entity's capital stock. Based on the market price of BRE Delaware Stock on the Effective Date, the combined companies had an equity market capitalization of approximately $579,135,356 upon the closing of the RCT
Merger.

      Also on the Effective Date and immediately after the effectiveness of the RCT Merger, BRE changed its state of incorporation from Delaware to Maryland pursuant to a reincorporation merger with and into BRE Maryland (the "Reincorporation Merger"). As a result of the Reincorporation Merger, each share of BRE Delaware Stock issued and outstanding immediately after the RCT Merger and immediately prior to The Reincorporation Merger, including those shares held by the former RCT Shareholders immediately before the RCT Merger, was converted into the right to receive one share of the Common Stock of BRE Maryland in a tax-free transaction.

      Frank C. McDowell will continue to serve as the President and Chief Executive Officer of the combined entity, which will be headquartered in San Francisco. Jay W. Pauly, formerly the president and chief executive officer of RCT, will serve the combined entity as Senior Executive Vice President and Chief Operating Officer. Additionally, LeRoy E. Carlson and John H. Nunn, both of RCT, will join BRE's senior management team as the Executive Vice President and Chief Financial Officer, and Senior Vice President, Property

Management, respectively. The Board of Directors of BRE Maryland has been increased from six to nine directors and three trustees of RCT have been appointed to the board.

      BRE is a self-administered equity REIT which primarily owns and operates multifamily properties in California, Arizona, Oregon and Washington. Prior to the RCT Merger, RCT was a self-administered and self-managed equity REIT which owned and operated apartment communities and other income producing properties in the Western United States. As of December 31, 1995, multifamily assets represented approximately 80% and 70%, respectively, of the equity investments of BRE and RCT. The combined entity intends to continue to seek to redeploy non-residential assets into additional apartment properties.

      Although the Merger Agreement contains provisions relating to the continued service to the combined entity by certain officers and trustees of RCT and related compensation arrangements for future services, prior to the Merger no officer or trustee of RCT was affiliated, or had a material relationship, with BRE Delaware or any of its officers and directors or any of their respective associates.

ITEM 5.   OTHER EVENTS.

     The registrant (herein, the "Corporation") has amended its Articles of Incorporation to authorize a class of 10,000,000 shares of Preferred Stock having such preferences and privileges as the Board of Directors may determine at the time of issuance. The amendment was approved by the requisite vote of the shareholders of BRE Delaware at the annual meeting on March 12, 1996. The following is a description of the capital stock of the registrant after giving effect to the foregoing amendment.

DESCRIPTION OF CAPITAL STOCK

     The aggregate number of shares of all classes of stock that the Corporation is authorized to issue is sixty million (60,000,000) consisting of fifty million (50,000,000) shares of common stock, par value $0.01 per share ("Common Stock"); and ten million (10,000,000) shares of preferred stock, par value $0.01 per share, on such terms, conditions, preferences and privileges as the Board of Directors may from time to time designate ("Preferred Stock"). No Preferred Stock is outstanding or has been authorized for issuance by the Board of Directors.

     Although the Board of Directors has the power to grant pre-emptive rights to the holders of any class or series of stock to subscribe for or purchase any class or series of the Corporation's stock, no pre-emptive rights have been granted with respect to the Common Stock or the Preferred Stock.

     The following is a description of the Common Stock of the Corporation and certain rights of shareholders related thereto as established in the Corporation's Amended and Restated Articles of Incorporation.

     GENERAL. Each share of Common Stock entitles the holder of record thereof to one vote at all meetings of the Corporation's shareholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. Subject to any preference rights as to dividends or liquidation distributions attaching to any Preferred Stock that may be issued in the future, the holders of Common Stock are entitled to receive, as and when declared by the Board of Directors, dividends or other distributions of the Corporation's assets among shareholders for the purpose of winding up the Corporation's affairs. The Corporation's Common Stock is traded on the New York Stock Exchange under the symbol "BRE".

     CLASSIFIED BOARD OF DIRECTORS.  The Board of Directors of the
Corporation is divided into three approximately equal classes, designated
Class I, Class II and Class III. The directors elected to each class have three-year terms. Cumulative voting is not permitted. If the number of directors is changed, any increase or decrease is to be apportioned among the classes by the directors then in office so as to maintain the number of directors in each class as nearly equal as possible. Any director elected to fill a vacancy for a newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term coinciding with the remaining term of the other directors of the same class. In no case will a decrease in the number of directors shorten the term of any incumbent director. One of the advantages of a classified board is that, by providing that directors will serve three-year terms rather than one-year terms, it will enhance the likelihood of continuity and stability in the composition, leadership and policies of the Corporation's board of directors. With a classified board of directors, it would generally take a majority of the shareholders at least two years to elect a majority of the board. As a result, a classified board may discourage proxy contests for the election of directors or purchases by tender offer or otherwise of a substantial block of stock because its provisions could operate to prevent obtaining control of the board in a relatively short period of time.

     VACANCIES ON THE BOARD OF DIRECTORS. A director may be removed only for cause and only by the affirmative vote of the holders of a majority of the outstanding voting shares. Any vacancy on the Board of Directors, including vacancies created by increases in number, may be filled only by a majority vote of the directors then in office, except that a vacancy resulting from removal may also be filled by a majority of the shareholders.

     RESTRICTIONS ON TRANSFER IN ORDER TO MAINTAIN REIT STATUS. To protect the Corporation's qualification as a REIT under the Internal Revenue Code of 1986, as amended, if the Board of Directors determines that share ownership of the Corporation has or may become concentrated to an extent that would prevent the Corporation from qualifying as a REIT, the Board is authorized to prevent the transfer of, or redeem (by lot or otherwise) at a price that may be unfavorable, a number of shares sufficient to maintain the Corporation's qualification as a REIT for tax purposes. In general, in the case of any such redemption, the redemption price would be based on the last reported sale price of the shares on the New York Stock Exchange on the day preceding the redemption date.

     RESTRICTIONS ON REDEMPTION OF CONTROL SHARES. The Corporation may not acquire any of its securities from any person who holds five percent or more of the voting stock of the Corporation (a "Five Percent Holder") at a price above the average fair market value of the shares unless the transaction is approved by the holders of at least a majority of the outstanding voting stock or the Corporation purchases a proportionate amount of stock from all other shareholders at the same price. In general, the fair market value will be determined by reference to the price at which the shares are traded on the New York Stock Exchange over the preceding thirty days without regard to any premium that may have been paid by the Five Percent Holder for any shares of the Corporation's stock. These restrictions are not affected, and cannot be waived, by Board approval. However, these restrictions will not restrict the ability of the Board, without shareholder approval, to call for redemption from any shareholder (including a Five Percent Holder) of a number of such shares sufficient in the opinion of the Board to maintain or bring the direct or indirect ownership of the shares into conformity with the requirements for maintaining REIT tax status. This provision is designed to restrict the technique known as "greenmail," by which a person who has acquired a substantial quantity of shares in a company and is threatening a takeover or disruption of the company's business, negotiates a sale of its shares to the company at a price or on other terms more favorable than are available to other shareholders or which would otherwise be obtained by the seller in the open market.

     RESTRICTIONS ON BUSINESS COMBINATIONS WITH A CONTROLLING SHAREHOLDER.
In general, the Corporation may not engage in a business combination, such as a merger or sale of assets, with any person who is the beneficial owner of ten percent or more of the Corporation's voting stock (a "Ten Percent Holder"), including a "follow-up merger," unless the transaction (i) is approved by a majority of the disinterested members of the Board of Directors as well as a majority of all directors, (ii) is approved by at least 70% of the outstanding voting shares, or (iii) satisfies certain "fair-pricing" criteria. If the requisite approval of the directors is given, the normal shareholder approval requirements under the Maryland General Corporation Law would apply, and, accordingly, only a majority vote of the outstanding voting shares would be required, or, for certain transactions, no shareholder vote would be necessary.

     These restrictions are designed to address so-called "two-tier pricing" tactics used in some corporate takeovers, where a purchaser pays cash to acquire a controlling equity interest in a company, by tender offer or other transaction, and then acquires the remaining equity interest in the company by paying the balance of the shareholders a price for their shares which is lower than the price initially paid or with a different and less desirable form of consideration, such as securities of the purchaser that do not have an established trading market at the time they are issued in the business combination.

     The effect of these restrictions will be to increase the likelihood that a person interested in acquiring the Corporation would negotiate in advance with the Board of Directors. One of the advantages of board negotiation is that the interest of all shareholders will best be served by a transaction that results from negotiations based upon careful consideration of the proposed terms, such as the price to be paid minority shareholders (if applicable) and the tax effects of the transaction. However, the restrictions may also have a negative impact on the likelihood of a tender offer for the Corporation's shares or the price offered in the initial acquisition. Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through open market purchases may cause an increase in the market price of the stock. The business combination restrictions may have a tendency to discourage such purchases, particularly those of less than 70% of the shares, and may thereby deprive some of the holders of the Corporation's stock of an opportunity to sell their stock at a temporarily higher market price. In addition, a purchaser seeking to acquire the Corporation by means of a two-step acquisition may, in order to preserve its ability to comply with the minimum price requirements, offer an amount per share in the first step which is less than it might have offered in the absence of the business combination restrictions.

     CHARTER AMENDMENTS.   Certain material provisions of the Corporation's
Articles of Incorporation may not be repealed or amended except upon the affirmative vote of the holders of not less than 70% of the outstanding shares of stock entitled to vote generally in the election of directors unless the amendment has been approved by (a) the Board of Directors, and (b) by a majority of the directors who are disinterested as to any person who is Ten Percent Holder at the time of the proposed amendment. These requirements exceed the minimum shareholder approval that would otherwise be required by the Maryland General Corporation Law for the repeal or amendment of a charter provision. Some of the provisions to which this super-majority vote applies include: (i) the authorized capital stock of the Corporation; (ii) the number of directors, the classification of the Board of Directors and the removal of directors; (iii) the redemption or restricted transfer of shares to preserve the Corporation's status as a REIT; (iv) the procedures for amendment or repeal of the Bylaws; (iv) the limitation of the liability for monetary damages with respect to claims against an officer or director by the Corporation or its shareholders and the indemnification of officers and directors as to claims brought by the Corporation, its shareholders or third parties; (v) the restrictions on the use of corporate assets to purchase or redeem stock from certain control shareholders; and (vi) the restrictions on business combinations with certain control shareholders. This provision is designed to prevent a shareholder who holds or controls a majority of the voting shares from circumventing the various provisions discussed above by amending or repealing them by simple majority vote, which under the Maryland General Corporation Law would be sufficient in the absence of this provision. However, this provision also has the potential disadvantage that it limits shareholder flexibility to amend these provisions to reflect changed circumstances in which the Corporation may find itself.

     Many of the foregoing provisions are intended to provide continuity and stability in the management of the Corporation's business and affairs, to increase the probability that all shareholders are treated fairly in the event of a proposed acquisition of the Corporation and to discourage the accumulation of substantial stockholdings with a view to forcing a repurchase of those holdings by the Corporation at a premium. These provisions may encourage persons interested in acquiring the Corporation to negotiate with the Board of Directors rather than to pursue unilateral, non-negotiated tender offers or acquisition proposals. However, these provisions, as well as certain provisions of the applicable state corporation laws, may have the overall effect of discouraging a merger, tender offer or proxy contest, or the accumulation of a large block of the Corporation's shares, by, among other things, making it more difficult for a person holding a substantial equity interest to acquire control of the Corporation, to complete its acquisition by buying the remainder of its shares or to force a repurchase of its shares by Corporation at a premium.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

      (a) The following financial statements of RCT are included in this report (and Independent Auditors' Report thereon)

             Consolidated balance sheet as of December 31, 1994 and 1995

             Consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995

             Schedule III - Consolidated schedule of investments in rental properties and accumulated depreciation

      (b) The PRO FORMA financial information that would be required pursuant to Article XI of Regulation S-X is not available at the time of this filing because the preparation of such information at this time is impracticable. Such information is expected to be filed within sixty days.

                     REPORT OF INDEPENDENT AUDITORS


The Shareholders and Trustees of
Real Estate Investment Trust of California:

We have audited the accompanying consolidated balance sheets of Real Estate Investment Trust of California as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. Our audits also included the accompanying consolidated financial statement
Schedule III. These financial statements and the financial statement schedule are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Real Estate Investment Trust of California at December 31, 1995 and 1994 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related consolidated financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

                                       /s/ Ernst & Young LLP




Los Angeles, California
January 12, 1996, except for Note 2,
as to which the date is March 15, 1996

REAL ESTATE INVESTMENT TRUST OF CALIFORNIA


Consolidated Balance Sheets
                                                                                December 31,
                                                                           1995                1994
                                                                           ----                ----
ASSETS
INVESTMENTS IN RENTAL PROPERTIES - Notes 1, 6, and 8
  Land.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $ 45,597,651        $ 44,212,654
  Buildings and improvements . . . . . . . . . . . . . . . . . .         166,688,188         162,015,001
                                                                        ------------        ------------
                                                                         212,285,839         206,227,655
  Less accumulated depreciation. . . . . . . . . . . . . . . . .        (20,812,764)        (18,888,941)
                                                                        ------------        ------------
                                                                         191,473,075         187,338,714


INVESTMENT IN UNCONSOLIDATED PARTNERSHIP - Notes 1 and 7 . . . .           1,091,810           1,523,810

NOTES RECEIVABLE SECURED BY REAL PROPERTIES - Note 4 . . . . . .           1,791,040           7,436,623

CASH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             741,014             867,491

ESCROW DEPOSIT - Note 6. . . . . . . . . . . . . . . . . . . . .          10,163,166                   -

OTHER ASSETS - Note 1. . . . . . . . . . . . . . . . . . . . . .           2,412,967           1,798,741
                                                                        ------------        ------------
                                                                        $207,673,072        $198,965,379
                                                                        ------------        ------------
                                                                        ------------        ------------
LIABILITIES AND SHAREHOLDERS' EQUITY

LINE OF CREDIT AND NOTES PAYABLE -Note 8 . . . . . . . . . . . .         $89,716,915         $88,675,446
ACCOUNTS PAYABLE AND ACCRUED EXPENSES. . . . . . . . . . . . . .           2,379,482           1,900,595
DISTRIBUTION PAYABLE TO SHAREHOLDERS - Note 5. . . . . . . . . .           3,327,171           3,299,459
                                                                        ------------        ------------
                                                                          95,423,568          93,875,500

COMMITMENT AND CONTINGENCIES - Notes 8 and 9 . . . . . . . . . .                   -                   -

SHAREHOLDERS' EQUITY
  Shares of Beneficial Interest - no par value: unlimited shares authorized; 9,372,312 shares in 1995 and 9,294,251
    shares in 1994 issued and outstanding - Notes 10 and 11. . .         112,249,504         105,089,879
                                                                        ------------        ------------
                                                                        $207,673,072        $198,965,379
                                                                        ------------        ------------
                                                                        ------------        ------------


See accompanying notes to consolidated financial statements.

REAL ESTATE INVESTMENT TRUST OF CALIFORNIA


Consolidated Statements of Income
 For The Years Ended December 31,
;
                                                                  1995           1994           1993
                                                                  ----           ----           ----
 REVENUES
 Rental. . . . . . . . . . . . . . . . . . . . . . . . . .     $32,024,293    $27,695,219    $20,126,346
 Interest and other investment income. . . . . . . . . . .       2,022,839      1,453,488      2,125,230
                                                               -----------    -----------    -----------
                                                                34,047,132     29,148,707     22,251,576
                                                               -----------    -----------    -----------
 REAL ESTATE EXPENSES
 Depreciation. . . . . . . . . . . . . . . . . . . . . . .       5,396,397      4,231,148      3,185,074
 Interest. . . . . . . . . . . . . . . . . . . . . . . . .       6,952,428      4,855,524      1,988,399
 Property taxes. . . . . . . . . . . . . . . . . . . . . .       1,908,619      1,302,013        847,708
 Repairs and maintenance . . . . . . . . . . . . . . . . .       1,884,637      1,705,964      1,221,946
 Insurance . . . . . . . . . . . . . . . . . . . . . . . .         214,212        186,231        120,409
 Leasing commissions and payroll . . . . . . . . . . . . .       2,268,333      1,819,016      1,172,274
 Utilities . . . . . . . . . . . . . . . . . . . . . . . .       2,506,482      2,038,496      1,257,666
 Other . . . . . . . . . . . . . . . . . . . . . . . . . .       2,070,915      1,468,993      1,094,089
                                                               -----------    -----------    -----------
                                                                23,202,023     17,607,385     10,887,565
                                                               -----------    -----------    -----------
 ADMINISTRATIVE EXPENSES
 Trustees' fees. . . . . . . . . . . . . . . . . . . . . .         121,800         84,000         82,000
 Professional services . . . . . . . . . . . . . . . . . .          88.918        108,022        236,165
 Salaries and other - Note 13. . . . . . . . . . . . . . .         786,533        872,371        735,439
                                                               -----------    -----------    -----------
                                                                   997,251      1,064,393      1,053,603
                                                               -----------    -----------    -----------
 INCOME BEFORE GAINS ON SALE OF RENTAL PROPERTY. . . . . .       9,847,858     10,476,929     10,310,408

 Gains on sale of rental property - Notes 1 and 6. . . . .       9,378,088        271,767        145,885
                                                               -----------    -----------    -----------

 NET INCOME. . . . . . . . . . . . . . . . . . . . . . . .     $19,225,946    $10,748,696    $10,456,294
                                                               -----------    -----------    -----------
                                                               -----------    -----------    -----------

 NET INCOME PER SHARE:
 BEFORE GAINS ON SALE OF RENTAL PROPERTY -  Note 12. . . .           $1.05          $1.14          $1.12
                                                               -----------    -----------    -----------
                                                               -----------    -----------    -----------
 AFTER GAINS ON SALE OF RENTAL PROPERTY -Note 12 . . . . .           $2.06          $1.12          $1.13
                                                               -----------    -----------    -----------
                                                               -----------    -----------    -----------


 DISTRIBUTIONS PAID OR ACCRUED PER SHARE
 Taxable at ordinary income rates. . . . . . . . . . . . .          $1.104         $1.160         $1.118
 Taxable at capital gain rates . . . . . . . . . . . . . .            .097           .030           .016
 Non-taxable return of capital . . . . . . . . . . . . . .            .219           .185           .156
                                                               -----------    -----------    -----------
 Total per share distributions . . . . . . . . . . . . . .          $1.420         $1.375         $1.290
                                                               -----------    -----------    -----------
                                                               -----------    -----------    -----------


See accompanying notes to consolidated financial statements.

REAL ESTATE INVESTMENT TRUST OF CALIFORNIA

Consolidated Statements of Shareholders' Equity
 For The Years Ended December 31, 1995, 1994, and 1993


                                                                    Shares of                                  Total
                                                                    Beneficial        Undistributed         Shareholders'
                                                                     Interest          Net Income              Equity

 BALANCE AT JANUARY 1, 1993                                       $ 106,845,083       $           -        $106,845,083
 Proceeds from sale of Shares of Beneficial Interest - Note 11          751,008                   -             751,008
 Net income for the year ended December 31, 1993 . . . . . .                  -          10,456,294          10,456,294
 Cash distributions. . . . . . . . . . . . . . . . . . . . .         (1,439,574)        (10,456,294)        (11,895,868)
                                                                   ------------       -------------        ------------

 BALANCE AT DECEMBER 31, 1993                                       106,156,517                   -         106,156,517
 Proceeds from sale of Shares of Beneficial Interest - Note 11          930,989                   -             930,989
 Net income for the year ended December 31, 1994 . . . . . .                  -          10,748,696          10,748,696
 Cash distributions. . . . . . . . . . . . . . . . . . . . .         (1,997,627)        (10,748,696)        (12,746,323)
                                                                  -------------       -------------        ------------

 BALANCE AT DECEMBER 31, 1994                                       105,089,879                   -         105,089,879
 Proceeds from sale of Shares of Beneficial Interest - Note 11        1,208,927                   -           1,208,927
 Net income for the year ended December 31, 1995 . . . . . .                  -          19,225,946          19,225,946
 Cash distributions. . . . . . . . . . . . . . . . . . . . .                  -         (13,275,247)        (13,275,247)
                                                                  -------------       -------------        ------------
 BALANCE AT DECEMBER 31, 1995                                     $ 106,298,806       $   5,950,699        $112,249,504
                                                                  -------------       -------------        ------------
                                                                  -------------       -------------        ------------



See accompanying notes to consolidated financial statements.

REAL ESTATE INVESTMENT TRUST OF CALIFORNIA


Consolidated Statements of Cash Flows
For The Years Ended December 31,                                  1995                1994                1993
                                                               -----------         -----------         -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income . . . . . . . . . . . . . . . . . . . . .         $19,225,946         $10,748,696         $10,456,294
ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED
  BY OPERATING ACTIVITIES:
   Depreciation and amortization . . . . . . . . . . .           5,669,623           4,313,457          3,260,649
   Gains on sale of rental property. . . . . . . . . .         (9,378,088)           (271,767)           (145,885)
   (Increase) decrease in other assets . . . . . . . .           (888,189)         (1,045,255)            829,372
   Increase in accounts payable. . . . . . . . . . . .             480,402             688,696            254,728
                                                               -----------         -----------         -----------
      Net cash provided by operating activities. . . .          15,109,694          14,433,827         14,655,158
                                                               -----------         -----------         -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to land, buildings and improvements. . . .        (11,752,674)        (72,745,165)        (32,202,699)
  Collections on notes receivable. . . . . . . . . . .           4,045,583           1,459,981         10,103,132
  Increase in notes receivable . . . . . . . . . . . .                   -           (610,000)           (116,662)
  Increase in escrow deposit . . . . . . . . . . . . .        (10,163,166)                   -                   -
  Net proceeds from sales of rental properties . . . .          13,631,224          13,750,000          2,890,706
                                                               -----------         -----------         -----------
     Net cash used in investing activities . . . . . .         (4,239,033)        (58,145,184)        (19,325,523)
                                                               -----------         -----------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on secured notes payable. . . . .            (58,530)            (22,824)        (10,882,163)
  Distributions to shareholders. . . . . . . . . . . .        (13,247,535)        (12,495,643)        (11,788,538)
  Net proceeds from sales of Shares of Beneficial Interest       1,208,927             930,988            751,008
  Net proceeds from issuance of unsecured note . . . .                   -          55,000,000                   -
  Net proceeds from secured note payable . . . . . . .          18,000,000           4,298,267                   -
  Proceeds from line of credit . . . . . . . . . . . .          17,300,000          52,250,000         61,800,000
  Principal payments on line of credit . . . . . . . .        (34,200,000)        (55,600,000)        (35,150,000)
                                                               -----------         -----------         -----------
     Net cash (used in) provided by financing activities      (10,997,138)          44,360,788          4,730,307
                                                               -----------         -----------         -----------

NET (DECREASE) INCREASE IN CASH. . . . . . . . . . . .           (126,477)             649,431             59,942

CASH AT BEGINNING OF YEAR. . . . . . . . . . . . . . .             867,491            218,060             158,118
                                                               -----------         -----------         -----------

CASH AT END OF YEAR. . . . . . . . . . . . . . . . . .        $    741,014       $    867,491        $    218,060
                                                               -----------         -----------         -----------
                                                               -----------         -----------         -----------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest . . . . . . .        $  6,879,228       $   4,472,651       $  2,053,317
                                                               -----------         -----------         -----------
                                                               -----------         -----------         -----------

NON-CASH INVESTING ACTIVITY
  On March 3, 1995, the Trust acquired improvements on a retail property using a $1,613,333 note receivable secured by those improvements as payment.


See accompanying notes to consolidated financial statements.

REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
Notes to Consolidated Financial Statements


DECEMBER 31, 1995, 1994, AND 1993


NOTE 1 - ORGANIZATION AND ACCOUNTING POLICIES


ORGANIZATION

Real Estate Investment Trust of California (the Trust) is a regionally focused, self-administered real estate investment trust which has investments in a diversified portfolio of 41 income producing properties at December 31, 1995. The portfolio principally consists of apartment communities, and is geographically concentrated in California and adjacent states.

The significant accounting policies of the Trust are as follows:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, include the accounts of the Trust and a limited partnership in which the Trust acquired substantially all of the economic ownership as of April 15, 1981; the Trust is the general partner. All significant intercompany balances and transactions have been eliminated in consolidation.

INVESTMENTS IN RENTAL PROPERTIES

Investment in rental properties are recorded at depreciated cost, unless the property is permanently impaired. Properties identified by management as permanently impaired or for current disposition are recorded at the lower of depreciated cost or fair value. Fair value is determined based on management's estimates of the selling price of the property less cost of the sale transaction. At December 31, 1995, none of the Trust's assets are considered impaired or held for current disposition.

RENTAL OPERATIONS

Rental income and income from direct financing leases are recorded on the accrual basis of accounting and, accordingly, such income is recorded when earned. Certain lease agreements contain provisions for additional rents based upon the sales volume of the lessee. These additional rents are estimated and reflected for quarterly reporting purposes. However, amounts which are not determinable by the end of the year are not accrued.

Rental expenses are recorded on the accrual basis of accounting and, accordingly, expenses are recorded when incurred.

Depreciation on the buildings and improvements is provided on a straight-line basis over estimated useful lives primarily ranging from 10 to 40 years.

REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
Notes to Consolidated Financial Statements (Continued)


Expenditures for maintenance and repairs are charged to operations and renewals and betterments are capitalized. At the time of disposal of any property, the asset is relieved of the cost and the accumulated depreciation is removed from the accounts.

Amortization of major leasing costs, principally commissions, is computed on the straight-line method over the period of the related lease.

INVESTMENT IN UNCONSOLIDATED PARTNERSHIP

The Trust's investment in an unconsolidated partnership is reflected under the equity method. (See Note 7 - Investment in Unconsolidated Partnership)

GAIN ON SALE OF RENTAL PROPERTY

Sales are generally recorded at the close of escrow or after title has been transferred to the buyer and after appropriate down payments have been received and there is reasonable assurance that the remaining receivable will be collected.

FINANCIAL INSTRUMENTS

For those instruments, as defined under Statement of Financial Accounting standards No. 107, "Disclosures About Fair Value of Financial Instruments," for which it is practical to estimate fair value, management has determined that the carrying amounts of the Trust's financial instruments approximate their fair value at December 31, 1995.

RECLASSIFICATIONS

Certain items in the consolidated financial statements have been reclassified to be in conformity with the 1995 presentation.

USE OF ESTIMATES

The preparation of the Trust's financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statement date and the reported amounts of revenue and expenses during the reporting period. Due to uncertainties inherent in the estimation process, it is reasonably possible that actual results could differ from these estimates.

NOTE 2 - SIGNIFICANT MATTERS


On October 11, 1995, the Trust executed a definitive agreement in which the Trust would be merged into BRE Properties, Inc. (BRE), in which BRE would be the surviving entity. Under the terms of the merger agreement, BRE would exchange
0.57 shares of its common stock for each share of beneficial interest of the Trust in a tax free transaction to be accounted for as a purchase. As of December 31, 1995, the merger was subject to the approval of the shareholders of both companies and other conditions.

REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
Notes to Consolidated Financial Statements (Continued)


On March 15, 1996, all conditions to the merger were finalized and the transaction was completed, at which time the Trust ceased to exist.

NOTE 3 - INCOME TAXES


The Trust has not provided for federal income taxes because the Trust believes it qualifies as a real estate investment trust under Sections 856-860 of the Internal Revenue Code and similar California statutes and distributes substantially all of its taxable income to its Shareholders. The book value for financial reporting purposes of certain investments in rental properties exceeds the cost basis for income tax reporting purposes by approximately $397,000 at December 31, 1995 and 1994. The difference relates to properties acquired by the Trust in prior periods for Shares of Beneficial Interest where the Trust succeeded to the transferor's tax basis. Accordingly, a portion of the current and future depreciation expense charged to operations for financial statement purposes is not deductible on the Trust's income tax return.

Additional timing differences arise primarily from the use of accelerated methods of depreciation and differences in income recognition due to the application of Statement of Financial Accounting Standards No. 13 (Note 6). The aggregate of these differences is approximately $2,482,000 and $2,493,000 of cumulative book income over cumulative taxable income (before the deduction for distributions) at December 31, 1995 and 1994, respectively.

On December 29, 1995, the Trust entered into an agreement to defer, under section 1031 of the Internal Revenue Code, a gain on the sale of a rental property of approximately $8,300,000 (see Note 6). The exchange property is to be acquired in February, 1996.

NOTE 4 - NOTES RECEIVABLE SECURED BY REAL PROPERTIES


Notes receivable secured by real properties primarily in Southern California consist of mortgage notes that arose, in part, from the sale of rental properties and bear interest at rates ranging from 8.5% to 11.0% and are due in various periods through 1999.

Principal maturities on notes receivable for the succeeding years totaling $1,791,040 are due $1,630,000 in 1996 and $161,040 in 1999.

Certain of the Trust's notes receivable secured by real properties located in Southern California totaling $1,630,000, have provisions in which the loans are secured by buildings and improvements that are constructed on land owned by the Trust and leased-back to the mortgagee. The ground lease and related mortgage, in each case, have coinciding expiration and due dates, respectively. Provisions in the ground leases allow for both the mortgagee and the Trust to participate in appreciation in value, if any, upon ultimate sale of the property, including the land and improvements. Should the property not be sold before the expiration of the ground lease, the improvements would, upon expiration, revert to the Trust.

In March 1995, the Trust purchased from the ground lessee, the improvements on a retail property secured by a deed of trust, using the balance on the note receivable as the purchase price for those improvements. The Trust cancelled the ground lease as of the purchase date.

REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
Notes to Consolidated Financial Statements (Continued)


NOTE 5 - DISTRIBUTIONS PAYABLE TO SHAREHOLDERS


In the years 1995 and 1994, the Trust declared fourth quarter distributions of income in the amount of $.355 per share payable to Shareholders of record on December 31, 1995 and December 31, 1994 with payment dates of January 18, 1996 and January 19, 1995, respectively.

NOTE 6 - LEASES AND RENTAL PROPERTIES


The Trust's rental properties, exclusive of apartment units (which have leases for one year or less), generally are leased to tenants under noncancellable leases with remaining terms ranging from one to 30 years and requiring monthly payments of minimum specified rents. Certain of the leases require the tenant to pay all operating expenses of the properties. In addition, some leases provide for additional rental payments based upon gross revenues of the tenant in excess of specified amounts. For the years ended December 31, 1995, 1994, and 1993, the Trust earned overage rents of approximately $407,692, $344,000, and $335,000, respectively.

Two of the Trust's leases are classified as direct financing leases with a net investment as outlined below. Essentially, under this method of accounting the Trust recognizes income on a basis similar to interest on a decreasing loan principal amount rather than a level stream of rental payments.


                                                                      1995           1994
- - ----------------------------------------------------------------------------------------------------
    Total minimum lease payments to be received                    $  2,769,460   $  3,028,328
    Estimated unguaranteed residual values of leased properties         270,205        270,205
    Unearned income                                                 (1,539,233)    (1,703,783)
- - ----------------------------------------------------------------------------------------------------
    Net investment                                                 $  1,500,432   $  1,594,750


The remainder of the Trust's leases are classified as operating leases and the costs, at December 31, 1995 and 1994, of the related rental properties by major class are as follows:


                                       1995                1994
- - --------------------------------------------------------------------------------
Land                              $    45,597,651    $     44,212,654
Apartments                            121,636,496         114,815,947
Shopping Centers                       20,418,151          24,458,883
Warehouses                              4,309,264           4,209,014
    Other commercial property          18,823,845          16,936,407
- - --------------------------------------------------------------------------------

                                      210,785,407         204,632,905
Less Accumulated depreciation        (20,812,764)        (18,888,940)
- - --------------------------------------------------------------------------------
                                  $   189,972,643     $   185,743,964


REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
Notes to Consolidated Financial Statements (Continued)


In 1995 and 1994, the Trust sold certain land and improvements having book values of $4,080,067 and $13,383,536, respectively, realizing gains of $9,378,088 and $271,767, respectively.

At December 31, 1995, the Trust made an escrow deposit of $10,163,166 to acquire additional rental property with an aggregate purchase price of $13,150,000.

The future minimum lease payments receivable under direct financing leases and the future minimum rental income from noncancellable operating leases due within the five years subsequent to December 31, 1995, and all periods thereafter are as follows:


                             Direct Financing      Operating
                                 Leases             Leases
         ------------------------------------------------------------
              1996              $    291,984       $   5,784,570
              1997                   177,126           4,776,966
              1998                   177,126           3,650,025
              1999                   177,126           2,376,523
              2000                   177,126           1,775,627
              Thereafter           1,768,992           9,580,315
          ------------------------------------------------------------
          ------------------------------------------------------------
                                 $ 2,769,480        $ 27,944,027


NOTE 7 - INVESTMENT IN UNCONSOLIDATED PARTNERSHIP


On December 15, 1986, the Trust purchased for $1,523,810, a 21% interest in Chateau de Ville Apartment Fund, Ltd., a California limited partnership. The partnership owns and operates a 258-unit apartment complex in Anaheim, California. The general partner of the partnership is the William Walters Company, the Trust's former Advisor.

As disclosed in Note 1, the Trust accounts for its partnership investment under the equity method. The equity method accounts for the investment at the underlying equity in the net assets of the partnership and records income or loss from the partnership based on the Trust's pro rata share. The income from the partnership recorded by the Trust is included in rental income and was $153,155, $149,143 and $149,143, in 1995, 1994 and 1993, respectively. The total assets and total liabilities of the partnership were approximately $9,392,000 and $2,280,000 at December 31, 1995 and $9,493,000 and $2,381,000 at
December 31, 1994, respectively.

REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
Notes to Consolidated Financial Statements (Continued)


NOTE 8 - LINE OF CREDIT AND NOTES PAYABLE

SECURED BY REAL ESTATE                             1995           1994
- - --------------------------------------------------------------------------------
Line of Credit secured by deeds of trust
(totaling $20,000,000 in 1995 and $36,500,000
in 1994) bearing interest at Bank's prime or
reference rate or LIBOR plus 1.25% to 1.75%.
Interest is paid monthly on the outstanding
principal balance.  Of the Line of Credit
totaling $20,000,000 as of December 31, 1995,
$18,000,000 expires on May 31, 1997.  The
remaining $2,000,000 is renewable on a 90 day
basis expiring on February 28, 1996.  Upon
expiration of the line the entire principal
balance plus accrued interest would be due
unless the term was extended or the Line
renewed.                                       $ 12,500,000   $ 29,400,000
- - --------------------------------------------------------------------------------
First trust deed note bearing interest at
9.35% per annum with monthly payments of
$37,975 applied to principal and interest
based on a 30 year amortization schedule
until maturity on June 15, 1999.                  4,216,915      4,275,446
- - --------------------------------------------------------------------------------
Note secured by deed of trust bearing
interest at 7.88% (interest only payable
monthly) with principal due in full on July
7, 2005.                                         18,000,000              -
- - --------------------------------------------------------------------------------
UNSECURED
- - --------------------------------------------------------------------------------
Unsecured note payable bearing interest at
7.44% (payable monthly) due in principal
installments as follows in the years: 2000
- - -$10,000,000, 2001 - $10,000,000, 2002 -
$10,000,000, 2003 - $10,000,000, 2004 -
$15,000,000.                                     55,000,000     55,000,000
- - --------------------------------------------------------------------------------
                                                $89,716,915    $88,675,446
- - --------------------------------------------------------------------------------



The bank line of credit described above is secured by first trust deeds on various properties with an aggregate carrying value of approximately $47,547,000 at December 31, 1995. Pursuant to the credit agreements, the financial institution will not loan more than 50% of the aggregate appraised value of the properties. All of the notes payable (including the line of credit) obligate the Trust to comply with certain restrictive covenants of a non-financial nature not limited to among other things, a minimum debt to tangible net worth ratio and a minimum cash flow to debt ratio. At December 31, 1995, the prime or reference rate was 8.5%.

NOTE 9 - CONTINGENCIES


The Trust maintains some of its cash in bank deposit accounts which, at times, may exceed federally insured limits. No losses have been experienced related to such accounts. The Trust believes it places its cash with quality financial institutions and is not exposed to any significant concentrations of credit risk on cash.

Earthquake insurance, when it can be obtained, typically costs up to 10% of the value of the insured property per year. Having evaluated the risk/cost relationship, the Trustees have elected not to carry earthquake insurance. Additionally, Trustees and officers of the Trust may obtain reimbursement from the Trust pursuant to terms of the Declaration of Trust for expenses incurred by such persons in the performance of their duties. This reimbursement obligation of the Trust is not currently covered by insurance due to the high cost of insurance generally.

REAL ESTATE INVESTMENT TRUST OF CALIFORNIA
Notes to Consolidated Financial Statements (Continued)


NOTE 10 - STOCK OPTION PLAN


During 1992, the Trust reset the stock options issued to two key employees of the Trust pursuant to the Plan adopted in 1991. The total option shares authorized are 350,000, of which all shares are granted subject to certain restrictions. In 1994, 120,000 shares were vested. The option prices are $13.00 per share as to 200,000 shares and $16.88 per share as to 150,000 shares, with the options to expire in the year 2002 and 2003, respectively. As of December 31, 1995, 15,000 options were exercised. The remaining options vest 70,000 shares per year to qualified key employees.

NOTE 11 - PROCEEDS FROM SALES OF SHARES OF BENEFICIAL INTEREST


In 1995, 1994 and 1993, the Trust sold Shares of Beneficial Interest pursuant to its Dividend Reinvestment and Stock Purchase Plan.



                             Shares sold
                             pursuant to
                              Dividend        Price range         Net
                            Reinvestment       per share        proceeds
                                Plan
- - --------------------------------------------------------------------------------
   1995                        63,061       $15.83 - $17.53    $ 1,025,745
   1994                        55,527       $16.33 - $17.85    $   930,988
   1993                        46,693       $14.25 - $17.78    $   751,008


NOTE 12 - NET INCOME PER SHARE


Net income per share is based upon the weighted average number of shares outstanding during each period. The weighted average number of shares outstanding during the years ended December 31, 1995, 1994, and 1993 were 9,341,413, 9,266,546, and 9,218,519, respectively. Outstanding stock options have not been included as they are anti-dilutive.

NOTE 13 - TRANSACTIONS WITH RELATED PARTIES


The Walters Management Company, which is partially owned by a Trustee (and effective January 1, 1995, Chairman of the Board) of the Trust, managed four apartment properties owned by the Trust as follows: WindRush Village Apartments, Canyon Villas Apartments, Countryside Apartments and Lakeview Village Apartments. Prior to December 31, 1995, all management contracts were terminated and the Trust assumed direct management of the properties. The Walters Management Company's management fees were comparable to fees which would be charged by similar management organizations operating in the geographic areas where the properties were located. Management fees paid to The Walters Management Company for the years ended December 31, 1995, and December 31, 1994 were $79,844 and $179,362, respectively.

SCHEDULE III - CONSOLIDATED SCHEDULE OF INVESTMENTS IN RENTAL PROPERTIES AND ACCUMULATED DEPRECIATION

- - --------------------------------------------------------------------------------------------------------------------------
                                                   Amount of               Initial Cost to Trust                  Net
                                                  Encumbrance    _______________________________________     Improvements
                                                      at                        Buildings                         to
                                    Description   December 31,                     and                        December 31,
    Classification of Property      of Property      1995             Land     Improvements      Total           1995
- - --------------------------------------------------------------------------------------------------------------------------
200 South Glenn Drive                Apartment        (4)           378,031      1,477,267      1,855,298        983,999
  Camarillo, California              Complex
218 North 8th Street                 Apartment                       94,620         15,574        110,194        928,992
  Santa Paula, California            Complex
1699 East Washington Street          Apartment        (4)         2,915,415     12,542,704     15,458,119        522,860
  Colton, California                 Complex
12844 N. Paradise Village Parkway    Apartment                      665,600      2,698,861      3,364,461        291,087
  Phoenix, Arizona                   Complex
11821 N. 28th Drive                  Apartment                    1,115,000      2,853,480      3,968,480        825,852
  Phoenix, Arizona                   Complex
2938 N. 61st Place                   Apartment                      540,000      2,764,769      3,304,769        340,100
  Scottsdale, Arizona                Complex
5877 N. Granite Reef Road            Apartment                      820,000      3,438,476      4,258,476        226,426
  Scottsdale, Arizona                Complex
302 E. Monte Vista                   Apartment                      153,000        747,299        900,299        112,689
  Phoenix, Arizona                   Complex
601 Telegraph Canyon Road            Apartment                    2,374,000      8,838,253     11,212,253        525,615
  San Diego, California              Complex
1212 East Bethany Home Road          Apartment                      680,000      2,813,716      3,493,716        338,833
  Phoenix, Arizona                   Complex
3200 Sweetwater Avenue               Apartment        (4)         3,626,100     11,692,761     15,318,861        225,754
  San Diego, California              Complex
8842 Winding Way                     Apartment        (5)         1,246,000      7,687,652      8,933,652        212,925
  Fair Oaks, California              Complex
2400 Ridgeview Drive                 Apartment                    1,566,455      5,958,911      7,525,366         27,587
  Chino Hills, California            Complex
1525 Graves Avenue                   Apartment                      969,400      2,735,857      3,705,257         97,922
  El Cajon, California               Complex
13220 S. 48th Street                 Apartment                    2,700,000     10,824,335     13,524,335        766,651
  Phoenix, Arizona                   Complex
3651 North Rancho Rd.                Apartment                    1,152,000      6,378,167      7,530,167         39,082
  Las Vegas, Nevada                  Complex
6570 West Flamingo Road              Apartment     4,216,915      1,855,163      5,882,811      7,737,974         22,611
  Las Vegas, Nevada                  Complex
5051 El Don Drive                    Apartment        (5)           744,860      7,839,467      8,584,327        116,754
  Rocklin, California                Complex
2651 Sunset Boulevard                Apartment        (5)           825,300      5,501,129      6,326,429         91,082
  Rocklin, California                Complex
99 Cable Circle                      Apartment        (5)           810,835      4,700,680      5,511,515        104,110
  Folsom, California                 Complex
800 Micro Court                      Apartment                    1,974,000      7,443,396      9,417,396              0
  Roseville, California              Complex
9276-9432 Telephone Road             Shopping                       270,000        738,317      1,008,317      1,685,622
  Ventura, California                Center


- - --------------------------------------------------------------------------------------------------------------------------
                                          Cost at December 31, 1995
                                         ____________________________
                                                  Buildings
                                                     and                       Accumulated           Date
                                      Land       Improvements       Total      Depreciation        Acquired
- - --------------------------------------------------------------------------------------------------------------------------
200 South Glenn Drive                 378,031      2,461,266      2,839,297      1,582,304           1972
  Camarillo, California
218 North 8th Street                   94,620        944,566      1,039,186        440,077           1972
  Santa Paula, California
1699 East Washington Street         2,915,415     13,065,564     15,980,979      1,617,945           1991
  Colton, California
12844 N. Paradise Village Parkway     665,600      2,989,948      3,655,548        368,454           1991
  Phoenix, Arizona
11821 N. 28th Drive                 1,115,000      3,679,332      4,794,332        381,356           1991
  Phoenix, Arizona
2938 N. 61st Place                    540,000      3,104,869      3,644,869        318,373           1991
  Scottsdale, Arizona
5877 N. Granite Reef Road             820,000      3,664,902      4,484,902        303,969           1992
  Scottsdale, Arizona
302 E. Monte Vista                    153,000        859,988      1,012,988         65,088           1992
  Phoenix, Arizona
601 Telegraph Canyon Road           2,374,000      9,363,868     11,737,868        690,895           1993
  San Diego, California
1212 East Bethany Home Road           680,000      3,152,549      3,832,549        201,795           1993
  Phoenix, Arizona
3200 Sweetwater Avenue              3,626,100     11,918,515     15,544,615        734,131           1993
  San Diego, California
8842 Winding Way                    1,246,000      7,900,577      9,146,577        363,310           1994
  Fair Oaks, California
2400 Ridgeview Drive                1,566,455      5,986,498      7,552,953        277,114           1994
  Chino Hills, California
1525 Graves Avenue                    969,400      2,833,779      3,803,179        130,896           1994
  El Cajon, California
13220 S. 48th Street                2,700,000     11,590,986     14,290,986        420,749           1994
  Phoenix, Arizona
3651 North Rancho Rd.               1,152,000      6,417,249      7,569,249        246,680           1994
  Las Vegas, Nevada
6570 West Flamingo Road             1,855,163      5,905,422      7,760,585        223,981           1994
  Las Vegas, Nevada
5051 El Don Drive                     744,860      7,956,222      8,701,082        247,263           1994
  Rocklin, California
2651 Sunset Boulevard                 825,300      5,592,211      6,417,511        161,485           1994
  Rocklin, California
99 Cable Circle                       810,835      4,804,789      5,615,624        129,540           1994
  Folsom, California
800 Micro Court                     1,974,000      7,443,396      9,417,396         31,064           1995
  Roseville, California
9276-9432 Telephone Road              270,000      2,423,939      2,693,939      1,294,023           1973
  Ventura, California


SCHEDULE III - CONSOLIDATED SCHEDULE OF INVESTMENTS IN RENTAL PROPERTIES AND ACCUMULATED DEPRECIATION (CONTINUED)
- - ------------------------------------------------------------------------------------------------------------------------------
                                                       Amount of               Initial Cost to Trust                  Net
                                                      Encumbrance    _______________________________________      Improvements
                                                          at                        Buildings                          to
                                        Description   December 31,                     and                         December 31,
    Classification of Property          of Property      1995            Land      Improvements      Total            1995
- - ------------------------------------------------------------------------------------------------------------------------------
2501 East Lakeshore Drive (1)           Shopping                         383,905      1,110,474      1,494,379         49,536
  Lake Elsinore, California             Center
13271-13499 East Telegraph Road         Shopping                       4,771,556     12,900,873     17,672,429        888,352
  Santa Fe Springs, California          Center
133 S. Yorba/2512-2462 E. Chapman (3)   Shopping                       1,505,257              0      1,505,257              0
  Orange, California                    Center
25842-25864 Tournament Road             Shopping                       2,827,526      2,827,527      5,655,053        217,450
  Valencia, California                  Center
2705 Loma Vista Road (1)                Medical                          281,000              0        281,000         29,676
  Ventura, California                   Office
23560 Madison                           Medical                        1,560,000      4,449,737      6,009,737      1,630,158
  Torrance, California                  Office
25880 Tournament Road                   Medical                          235,000      4,466,220      4,701,220        233,431
  Valencia, California                  Office
756 East Thompson Blvd. (2)             Motel                             11,329              0         11,329              0
  Ventura, California                   Site (Land)
541-549 West Betteravia Road            Business Park/                   272,000      1,428,000      1,700,000        108,150
  Santa Maria, California               Mini-Warehouse
4600 Pierce Road                        Storage                          102,180      1,120,151      1,222,331         23,757
  Bakersfield, California               Mini-Warehouse
2625 Johnson Drive (3)                  Retail                         1,403,673              0      1,403,673          7,690
  Ventura, California                   Building
12917 Park Street                       Warehouse                        105,000        325,291        430,291          6,000
  Santa Fe Springs, California          Building
2591 & 2595 Katherine Avenue            Warehouse                        289,877      1,175,798      1,465,675        122,114
  Oxnard, California                    Building
705-719 East Santa Barbara Street       Retail                             8,925         79,194         88,119         55,744
  Santa Paula, California               Buildings
1050-1098 East Thompson Blvd.           Retail                            16,841         80,189         97,030      1,240,076
  Ventura, California                   Buildings
20016-20150 Hawthorne Blvd. (3)         Retail                         1,520,000              0      1,520,000              0
  Torrance, California                  Buildings
2501-2519 West 5th Street               Industrial                       628,000      1,740,325      2,368,325         14,247
  Santa Ana, California                 Building
16818 Via del Campo Court               Industrial                     2,184,284      2,669,603      4,853,887        299,999
  Rancho Bernardo, California           Building
12011 San Vicente Blvd.                 Headquarters                           0         78,290         78,290        143,621
  Los Angeles, California               Office
                                        TOTAL:         34,716,915     45,582,132    150,025,554    195,607,687     13,558,547


- - -------------------------------------------------------------------------------------------------------------------------------
                                                             Cost at December 31, 1995
                                                            ____________________________
                                                                      Buildings
                                                                         and                       Accumulated           Date
                                                         Land        Improvements      Total       Depreciation        Acquired
- - -------------------------------------------------------------------------------------------------------------------------------
2501 East Lakeshore Drive (1)                             383,905      1,160,010      1,543,915        367,100           1984
  Lake Elsinore, California
13271-13499 East Telegraph Road                         4,771,556     13,789,225     18,560,781      3,358,424           1986
  Santa Fe Springs, California
133 S. Yorba/2512-2462 E. Chapman (3)                   1,505,257              0      1,505,257              0           1987
  Orange, California
25842-25864 Tournament Road                             2,827,526      3,044,977      5,872,503        524,973           1989
  Valencia, California
2705 Loma Vista Road (1)                                  281,000         29,676        310,676         18,326           1952
  Ventura, California
23560 Madison                                           1,560,000      6,079,895      7,639,895      2,312,002           1985
  Torrance, California
25880 Tournament Road                                     235,000      4,699,651      4,934,651      1,050,930           1987
  Valencia, California
756 East Thompson Blvd. (2)                                11,239              0         11,329              0           1921
  Ventura, California
541-549 West Betteravia Road                              272,000      1,536,150      1,808,150        649,323           1981
  Santa Maria, California
4600 Pierce Road                                          102,180      1,143,908      1,246,088        513,359           1978
  Bakersfield, California
2625 Johnson Drive (3)                                  1,419,192      1,613,333      3,032,526         40,333           1986
  Ventura, California
12917 Park Street                                         105,000        331,291        436,291        115,829           1982
  Santa Fe Springs, California
2591 & 2595 Katherine Avenue                              289,877      1,297,912      1,587,789         47,151           1994
  Oxnard, California
705-719 East Santa Barbara Street                           8,925        134,938        143,863        107,537           1963
  Santa Paula, California
1050-1098 East Thompson Blvd.                              16,841      1,320,265      1,337,106        247,729           1953
  Ventura, California
20016-20150 Hawthorne Blvd. (3)                         1,520,000              0      1,520,000              0           1985
  Torrance, California
2501-2519 West 5th Street                                 628,000      1,754,572      2,382,572        345,252           1985
  Santa Ana, California
16818 Via del Campo Court                               2,184,284      2,969,602      5,153,886        761,167           1987
  Rancho Bernardo, California
12011 San Vicente Blvd.                                         0        221,917        221,917        122,841           1990
  Los Angeles, California
                                        TOTAL:         45,597,651    165,187,756    210,785,407     20,812,764

(1) Additional amounts classified as direct financing leases, see Note 6 to Consolidated Financial Statements.
(2)  Ground leased and lessee constructed improvements.
(3)  Ground lease where Trust also has a note receivable.
(4) Deed of Trust recorded in favor of Sanwa Bank in connection with line of credit totalling $20,000,000, see Note 8 to Consolidated Financial Statements.
     At December 31, 1995, the balance outstanding on the line of credit was $12,500,000.
(5) Deed of Trust recorded in favor of The Prudential Insurance Company of America in connection with $18,000,000 secured note, see Note 8 to Consolidated Financial Statements.

CONSOLIDATED SCHEDULE OF INVESTMENTS IN RENTAL PROPERTIES AND
ACCUMULATED DEPRECIATION

The changes in the carrying amounts of rental properties and accumulated depreciation for the years ended December 31, 1995, 1994, and 1993, are as follows:



                                                          Buildings
                                                             and
                                            Land         Improvements        Total
                                    --------------    --------------   ---------------
RENTAL PROPERTIES
Balance at January 1,1993              $ 32,890,897     $ 86,958,989     $ 119,849,886
    Additions during the year             6,863,829       25,245,593        32,109,422
    Deductions for properties sold       (2,268,120)       (735, 075)       (3,003,195)
                                    --------------    --------------   ---------------
Balance at December 31,1993              37,486,606      111,469,507       148,956,113
    Additions during the year            11,999,852       58,974,558        70,974,410
    Deductions for properties sold       (5,273,804)     (10,023,814)      (15,297,618)
                                    --------------    --------------   ---------------
Balance at December 31, 1994             44,212,654      160,420,251       204,632,905
    Additions during the year             1,981,829       11,384,178        13,366,007
    Deductions for properties sold         (596,832)      (6,616,673)       (7,213,505)
                                    --------------    --------------   ---------------
Balance at December 31, 1995            $45,597,651     $165,187,756      $210,785,407
                                    --------------    --------------   ---------------
                                    --------------    --------------   ---------------


ACCUMULATED DEPRECIATION

Balance at January 1, 1993                                                $ 13,661,884
  Add depreciation charged to expense during period                          3,185,074
  Deduct accumulated depreciation on properties sold                          (276,080)
                                                                       ---------------
Balance at December 31, 1993                                                16,570,878
  Add depreciation charged to expense during period                          4,231,148
  Deduct accumulated depreciation on properties sold                        (1,913,085)
                                                                       ---------------
Balance at December 31, 1994                                                18,888,941
  Add depreciation charged to expense during period                          4,964,383
  Deduct accumulated depreciation on properties sold                        (3,040,560)
                                                                       ---------------
Balance at December 31, 1995                                              $ 20,812,764
                                                                       ---------------
                                                                       ---------------

      (c) Exhibits required by Item 601 of Regulation S-K:

EXHIBIT
  NO.                     DESCRIPTION OF EXHIBITS
  ---                     -----------------------

   2.1 Merger Agreement - Incorporated by reference to the S-4 Registration Statement of BRE Properties, Inc., a Delaware corporation, (SEC File No. 33-65365) filed with the Securities and Exchange Commission on December 22, 1995.

   3.1 Articles of Amendment and Restatement of the Articles of Incorporation of the Registrant

   27.1    Financial Data Schedule

                                      SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on his behalf by the undersigned hereunto duly authorized.

                                  BRE Properties, Inc., a Maryland corporation



Date: April 1, 1996               By:  /s/ LeRoy E. Carlson
                                     --------------------------------
                                      LeRoy E. Carlson
                                      Executive Vice President
                                      Chief Financial Officer and Secretary